EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Sierra Wireless, Inc.

We consent to the use of our report dated January 31, 2007, except as to Notes 15(d)(i) and 19, which are dated as of March 6, 2007, included in this annual report on Form 40-F.

/s/ KPMG LLP

Vancouver, Canada
March 28, 2007